EXHIBIT 1

Land and Buildings Says Associated Estates’ Announcement is Too Little, Too Late

-	Land and Buildings disappointed with Associates Estates’ decision to abandon discussions; will continue to seek fundamental and measurable change –

Stamford, CT— (December 29, 2014) – Today Land and Buildings responded to Associated Estates (NYSE: AEC) release announcing the appointment of Douglas Crocker to the Board of Directors:

“Land and Buildings is disappointed, but not surprised that Associated Estates’ Board and management team abruptly abandoned discussions with Land and Buildings and R. Scot Sellers to maximize shareholder value. Land and Buildings is seeking fundamental and measurable change and the proposals management has put forth thus far fall well short of what is needed.

“Six of the seven Associated Estates Board members that remain have overseen all or part of Associated Estates’ more than 20 years of underperformance, persistent undervaluation, poor capital allocation and poor corporate governance. AEC has traded at a nearly 30% average discount to NAV over the trailing 10 yearsi and prior to investor activism beginning in November of 2013, Associated Estates was trading 33% below its IPO price of $22ii while the share prices of the proxy peers who IPO’d in 1993/1994 are up on average 254% through the same date.

“Land and Buildings proposed nominees for the Associated Estates Board are, in our view, best in class and proven stewards of shareholder capital. Our nominees include several leading multifamily executives, including R. Scot Sellers, the former CEO of apartment REIT Archstone-Smith Trust which he built into a best in class company, and Marcus E. Bromley, former Chairman and CEO of apartment REIT Gables Residential Trust, which he founded and built in to a leading company in the Southeast.

“Land and Buildings believes Associated Estates’ appointment of Doug Crocker to the Board does not represent a sincere effort at change, but instead demonstrates an effort by management to further entrench themselves. Doug Crocker was on the board of Post Properties (NYSE: PPS) for eight years, ending in 2012 when at 72 he aged out of eligibility to be included. Despite shareholder demands to maximize shareholder value during his tenure, most notably in 2008 when a $44 - $47 per share bid for the company was put forth, the Board of PPS chose to reject that offer. PPS shares did not trade back to that value until 2012. This was at a time when Scot Sellers sold Archstone for $22 billion at the peak of the market in 2007.

“Associated Estates' governance changes also, in our view, smack of "too little, too late." For example, the Board could have chosen to state publicly that the Company will immediately waive the 4.0% share ownership limit for any investor that requests it and not wait until the annual meeting to seek a repeal. The fact that this proposed change would not take effect until after the shareholder vote for Land and Buildings nominees disenfranchises shareholders and once again is designed to entrench the current management and Board.

“Associated Estates has rejected a proposal we put forth calling on the Lead Independent Director Richard T. Schwarz to form a committee of independent directors to evaluate strategic alternatives including one of our nominees as observer. We believe the Finance and Planning Committee which Mr. Crocker will chair as well as engaging Citigroup for a ‘business review’, falls well short of genuinely evaluating strategic alternatives to maximize value for shareholders. Associated Estates stated they are ‘not opposed’ to selling the company, but are ‘opposed’ to selling the company for less than it’s worth. Associated Estates should state what they believe the company is worth. Land and Buildings’ previously disclosed net asset value estimate was $29 per share.

“It is time for real change and we view today’s announcement as too little, too late. The Land and Buildings nominees offer a clear path for Associated Estates to become a best in class apartment REIT. We reject Associated Estates claim that we have ‘no interest in working collaboratively with the Board’ and hope to continue to collaborate with the Board of Associated Estates to seek a friendly resolution to maximize shareholder value.”

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About Land and Buildings:

Land and Buildings is a registered investment manager specializing in publicly traded real estate and real estate related securities. Land and Buildings seeks to deliver attractive risk adjusted returns by opportunistically investing in securities of global real estate and real estate related companies, leveraging its investment professionals' deep experience, research expertise and industry relationships.

Investor Contact:

Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

212-750-5833

Media Contact:
Elliot Sloane / Dan Zacchei

Sloane & Company
212-486-9500

Esloane@sloanepr.com or

Dzacchei@sloanepr.com

LAND & BUILDINGS CAPITAL GROWTH FUND, L.P., LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC AND JONATHAN LITT (COLLECTIVELY, "LAND & BUILDINGS") AND MARC BROMLEY, MICHAEL DEMARCO, CHARLES ELSON, DANA HAMILTON, GREGORY HUGHES AND SCOT SELLERS (TOGETHER WITH LAND & BUILDINGS, THE "PARTICIPANTS") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF ASSOCIATED ESTATES REALTY CORPORATION (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING

ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, INNISFREE M&A INCORPORATED, LAND & BUILDING'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN EXHIBIT 2 TO THE SCHEDULE 14A FILED BY LAND & BUILDINGS WITH THE SEC ON DECEMBER 29, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” that involve numerous risks and uncertainties.  The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All forward-looking statements included in this document are based on information available to Land and Buildings on the date hereof.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “seek,” “should,” "could," “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology.  Such statements are not guarantees of future performance or activities.  Due to various risks, uncertainties and assumptions, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.  The opinions of Land and Buildings are for general informational purposes only and do not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person, and should not be taken as advice on the merits of any investment decision.  This material does not recommend the purchase or sale of any security.  Land and Buildings reserves the right to change any of its opinions expressed herein at any time as it deems appropriate.  Land and Buildings disclaims any obligation to update the information contained herein.  Land and Buildings and/or one or more of the investment funds it manages may purchase additional Associated Estates Realty shares or sell all or a portion of their shares or trade in securities relating to such shares.

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i Trailing 10 years defined as October 8, 2004 – October 3, 2014; share prices relative to historical net asset values calculated by Land and Buildings using data provided by Green Street Advisors.

ii Defined as the share price of $14.65 on November 14th, 2013, the last closing price prior to Kohlberg Kravis Roberts & Co’s (“KKR”) initial stake disclosure.